UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest): July 15, 2021

Commission File Number: 000-55986

BOTS, INC.
(Exact name of registrant as specified in charter)

Puerto Rico	27-4439285
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1064 Ave Ponce De Leon, Suite 200, San Juan, PR	00907
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (570) 778-6459

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

Emerging growth company If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2021, Mr. Paul Rosenberg resigned as Chief Executive Officer of Bots, Inc. (the “Company”). Mr. Rosenberg resignation was not based on any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On July 15, 2021, the Board of Directors of Bots, Inc. has elected to appoint Mr. Oleksandr Gordieiev as the Chief Executive Officer of the Company, effective immediately.

Mr. Gordieiev is an industry-leading technology professional with more than 18 years of technology and leadership experience, a Cisco Certified Academy Instructor as well as Founder and Organizer of many Technology Conferences. He holds a Doctor of Science in information technologies and the prestigious National Aerospace University degree.

Mr. Gordieiev served as the Director of Educational programs, Ukrainian Association of Fintech, and Innovation Companies (UAFIC). Also, he served as a Head of information systems and the cybersecurity department of the University of Banking, Kyiv, where he significantly transformed the Banking systems into a recognized European leader in cloud infrastructure, enterprise mobility and cybersecurity, increasing that company's annual revenues. Before joining Bots Inc, Gordieiev was Associate Professor of control of banking security, University of banking of the National bank of Ukraine, Kyiv, overseeing engineering and operations for financial information storage, data computing, cybersecurity, and banking enterprise solutions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTS, INC.

Date: July 15, 2021	By:	/s/ Oleksandr Gordieiev
Oleksandr Gordieiev
Chief Executive Officer

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